Exhibit 10.5


                            ASSET PURCHASE AGREEMENT


                                    between


                         GREAT LAKES HOME MEDICAL, INC.

                                   ("Seller")


                                      and

                                MICHAEL BELLEAU

                                      and

                                  JAMES BICKEL

                                      and

                                THOMAS MAINHARDT

                                      and

                         LIFE CRITICAL CARE CORPORATION
                                 ("Purchaser")


                                 March 1, 1996


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                               TABLE OF CONTENTS

                                                                  Page

RECITALS.........................................................   1

ARTICLE 1.  PURCHASE AND SALE OF ASSETS...........................  1

   SECTION 1.1    Closing Date....................................  1
   SECTION 1.2    Purchase and Sale of Assets.....................  2
   SECTION 1.3    Excluded Assets.................................  2
   SECTION 1.4    Purchase Price..................................  2
   SECTION 1.5    Payment of Purchase Price.......................  2
   SECTION 1.6    Debts, Liabilities and Other Obligations
                      Assumed by Purchaser........................  3
   SECTION 1.7    Allocation of Purchase Price....................  3
   SECTION 1.8    Change and Use of Name..........................  3
   SECTION 1.9    Accounts Receivable.............................  3

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER,
                           BELLEAU, BICKEL AND MAINHARDT..........  4

   SECTION 2.1    Organization and Qualification, Etc.............  4
   SECTION 2.2    Authority Relative to Agreement.................  4
   SECTION 2.3    No Breach; Consents.............................  4
   SECTION 2.4    No Material Adverse Change......................  5
   SECTION 2.5    Title to Purchased Assets.......................  5
   SECTION 2.6    Tax Matters.....................................  5
   SECTION 2.7    Contracts and Commitments.......................  6
   SECTION 2.8    Litigation, Etc.................................  7
   SECTION 2.9    Brokerage.......................................  7
   SECTION 2.10   Insurance.......................................  8
   SECTION 2.11   Compliance with Laws............................  8
   SECTION 2.12   Employees.......................................  8
   SECTION 2.13   Licenses and Permits............................  8
   SECTION 2.14   Business Records................................  8
   SECTION 2.15   Environmental Matters...........................  8
   SECTION 2.16   Financial Statements............................  9
   SECTION 2.17   Material Misstatements or Omissions.............  9
   SECTION 2.18   Effective Date of Warranties, Representations
                     and Covenants................................  9

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF PURCHASER .... 10
   SECTION 3.1    Organization, Etc............................... 10
   SECTION 3.2    Authority Relative to Agreement ................ 10
   SECTION 3.3    No Breach; Consents............................. 10
   SECTION 3.4    Litigation...................................... 10
   SECTION 3.5    Brokerage....................................... 11

ARTICLE 4.  CLOSING CONDITIONS.................................... 11

   SECTION 4.1    Closing Conditions Relating to Purchaser........ 11
   SECTION 4.2    Closing Conditions Relating to Seller........... 12

ARTICLE 5.  PRE-CLOSING AGREEMENTS................................ 13

   SECTION 5.1    Due Diligence................................... 13
   SECTION 5.2    Operation of Business........................... 13
   SECTION 5.3    Best Efforts.................................... 14
   SECTION 5.4    Confidentiality................................. 14
   SECTION 5.5    Public Announcements............................ 14

ARTICLE 6.  POST-CLOSING AGREEMENTS............................... 15

   SECTION 6.1    Indemnification by Seller, Belleau,
                   Bickel and Mainhardt........................... 15
   SECTION 6.2    Further Assurances.............................. 16
   SECTION 6.3    Books and Records............................... 17
   SECTION 6.4    Employees ...................................... 17

ARTICLE 7.  MISCELLANEOUS......................................... 18

   SECTION 7.1    Survival ....................................... 18
   SECTION 7.2    Termination .................................... 18
   SECTION 7.3    Expenses ....................................... 18
   SECTION 7.4    Amendments, Waivers and Remedies................ 19
   SECTION 7.5    Notices ........................................ 19
   SECTION 7.6    Assignment ..................................... 20
   SECTION 7.7    Severability ................................... 20
   SECTION 7.8    Complete Agreement ............................. 20
   SECTION 7.9    No Third-Party Beneficiaries ................... 20
   SECTION 7.10   Waiver of Bulk Sales Act ....................... 20
   SECTION 7.11   Singular and Plural; Gender .................... 21
   SECTION 7.12   Governing Law .................................. 21

   SECTION 7.13   Counterparts ................................... 21
   SECTION 7.14   Schedules....................................... 21
   SECTION 7.15   Headings........................................ 21
   SECTION 7.16   Further Documents............................... 21
   SECTION 7.17   Arbitration..................................... 21

   EXHIBITS AND SCHEDULES

   Exhibit 1.2.......Bill of Sale and Assignment of Assets
   Schedule 1.3......Excluded Assets
   Schedule 1.6......Liabilities Assumed
   Schedule 1.7......Allocation of Purchase Price
   Schedule 2.7......Contracts and Commitments
   Schedule 2.8......Litigation
   Schedule 2.10.....Insurance
   Schedule 2.13.....Licenses and Permits
   Exhibit 4.1.1.2...Assignments of Leases
   Exhibit 4.1.1.3...Covenant Not to Compete
   Exhibit 4.1.1.6...Opinion of Counsel for Seller
   Exhibit 4.1.1.7...Articles of Transfer
   Exhibit 4.2.1.3...Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 1st day of March, 1996 by and between GREAT LAKES HOME MEDICAL, INC., a Michigan corporation ("Seller"); and LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser"); and MICHAEL BELLEAU, a Michigan resident ("Belleau"), JAMES BICKEL, a Michigan resident ("Bickel") and THOMAS MAINHARDT, a Florida resident ("Mainhardt").

                              W I T N E S S E T H

         WHEREAS, Seller is engaged in the business of operating a home medical equipment business at facilities located in Escanaba, Michigan and other locations in Michigan, Wisconsin and Florida (the "Business");

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, substantially all of the assets and properties of Seller, including the goodwill and all assets used in or necessary for the operation of the Business on the terms and conditions set forth in this Agreement, but excluding the assets of Seller used in connection with the Medwest business conducted in Wisconsin in the discretion of Seller; and

         WHEREAS, Belleau, Bickel and Mainhardt (collectively, the "Stockholders") are the sole Stockholders of Seller and will materially benefit from the consummation of this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the promises, agreements, representations and warranties hereinafter set forth, Seller and Purchaser hereby agree as follows:


                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

         SECTION 1.1. Closing Date. Subject to the terms and conditions hereof, the consummation of the transactions described herein (the "Closing") will take place at 10:00 a.m., on or prior to March 31, 1996, at the offices of Vader & Vader, 623 Ludington Street, Escanaba, Michigan 49829, or at such other location reasonably selected by Purchaser upon advance notice to Seller, or at such other time and date as the parties mutually may determine (the "Closing Date").

         SECTION 1.2. Purchase and Sale of Assets. Subject to Section 1.3, at the Closing, Seller will sell, convey, transfer and deliver to Purchaser, and Purchaser will purchase and receive from Seller, all of the assets, rights, and tangible and intangible property of Seller owned by Seller and used in the Business on the Closing Date (all of the assets described in this Section 1.2 are collectively referred to as the "Purchased Assets"). Subject to Section 1.3, the Purchased Assets shall include all property and assets owned by Seller and used in the Business, of every kind and description, wherever located, including all property, tangible or intangible, real, personal or mixed, inventory, accounts receivable, equipment, improvements, fixtures, deposits on contractual obligations or otherwise, Seller's right to use the name "Great Lakes Home Medical" and any derivatives or combinations thereof, and all books and records of Seller relating to the Business, including without limitation trade secret rights in any information, computer hardware and software, and all trade titles, marketing materials and direct mail systems developed to promote the Business, and all customer lists (past, present and prospective), all as the same shall exist on the Closing Date, including, without limitation, the assets and property listed or described in the Bill of Sale and Assignment of Assets (the "Bill of Sale") attached hereto as Exhibit 1.2.

         SECTION 1.3. Excluded Assets. The Purchased Assets shall not include those assets of Seller, if any, listed or described on Schedule 1.3 attached hereto.

         SECTION 1.4. Purchase Price. Subject to the provisions and adjustments set forth in Section 1.5 hereof, the purchase price (the "Purchase Price") for the Purchased Assets, and for the benefits and rights conferred upon Purchaser hereunder, shall be an amount equal to Eight Million Seven Hundred Ninety Thousand Dollars ($8,790,000); provided, however, that if, as a result of such adjustments, the Purchase Price is in an amount less than $6,400,000 then Seller shall be entitled to terminate this Agreement unless Purchaser agrees to pay a Purchase Price of $6,400,000.

         SECTION 1.5. Payment of Purchase Price. The Purchase Price described in Section 1.4 shall be paid as follows:

                  (i) The Purchase Price shall be paid in cash by wire transfer of immediately available funds to such bank account as shall be designated by Seller or, at Seller's option, by delivery of a cashier's check to Seller at Closing; and

                  (ii) In addition to the payment of the Purchase Price, Purchaser shall assume and agree to pay certain debt and trade payables of Seller at Closing as set forth in Section 1.6 hereof;

                  (iii) The Purchase Price is conditioned upon the book value of the Purchased Assets being at least equal to $570,000 as of the Closing Date (the "Target Book Value"). To the extent the book value of the Purchased Assets on Seller's books is less than the Target Book Value on the Closing Date, the Purchase Price shall be reduced by One Dollar ($1.00) for each One Dollar ($1.00) that the actual book value is less than the Target Book Value; provided, however, that the book value shall be estimated in good faith by Seller and Purchaser on the Closing Date and any adjustments thereto following an audit by Purchaser's accountants shall be adjusted by payments, within ninety (90) days after Closing, to Seller by Purchaser or by payments by Purchaser to Seller, as appropriate;

                  (iv) The Purchase Price is further conditioned upon Seller's earnings before interest, taxes, depreciation and amortization and adjusted for extraordinary owners' compensation ("Adjusted EBITDA") for the twelve-month period ending November 30, 1995 being at least equal to $1,758,000. In the event Seller's Adjusted EBITDA for the twelve-month period ending November 30, 1995 is less than $1,758,000 then the Purchase Price shall be adjusted downward by Five Dollars ($5.00) for each One Dollar ($1.00) of the amount of shortfall, if any, between $1,758,000 and the actual Adjusted EBITDA of Seller for the twelve-month period ending November 30, 1995; provided, however, any adjustment to the Purchase Price shall be the greater of the adjustment set forth in Section 1.5(iii) or Section 1.5(iv), and shall not be adjusted by both Sections; and

                  (v) If the Closing shall not have been completed on or before the scheduled Closing Date, Purchaser shall be entitled to extend the Closing Date for sixty (60) days upon the payment to Seller of a deposit of $50,000 (the "Deposit") on or before the scheduled Closing Date, which Deposit shall be applied to the Purchase Price at Closing.

         SECTION 1.6. Debts, Liabilities and Other Obligations Assumed by Purchaser. Purchaser shall assume all liabilities relating to the Purchased Assets or the operation of the Business arising on or after the Closing Date. Purchaser shall assume no debts, obligations, contracts, leases or liabilities of Seller, except as expressly set forth, which are, as at Closing, shown in Schedule 1.6 attached hereto and Seller shall hold Purchaser harmless from, and indemnify Purchaser against, any debt, obligation, contract, lease or liability not expressly assumed by Purchaser hereunder.

         SECTION  1.7.  Allocation  of  Purchase  Price.  After  due
negotiation,   the  parties  agree  that  the consideration  described in
Section 1.4 shall be allocated among the Purchased Assets in the manner set forth in Schedule 1.7.

         SECTION  1.8.  Change and Use of Name.  Concurrently  with the
Closing, Seller shall take all actions required by the Michigan Corporation and Securities Bureau to enable Purchaser to receive permission from such governmental agency to use the name "Great Lakes Home Medical" in Michigan, and Seller shall make no further use of such name.

         SECTION 1.9. Accounts Receivable. A list of Accounts Receivable (i.e., any right to payment for goods sold or leased or for services rendered whether or not they have been earned by performance) of Seller which shall include the names and addresses of the customer from whom the Account Receivable is owing and the age and respective amount of each such Account Receivable shall be provided by Seller to Purchaser at Closing (the "Accounts Receivable List") and such Accounts Receivable shall be assigned by Seller to Purchaser at Closing as part of the Purchased Assets.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                     SELLER, BELLEAU, BICKEL AND MAINHARDT

         As a material inducement to Purchaser to enter into and perform its obligations under this Agreement, Seller, Belleau, Bickel and Mainhardt hereby, jointly and severally, represent and warrant to Purchaser as follows:

         SECTION 2.1. Organization and Qualification, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power to own, lease or operate all of its properties and assets and to carry on the Business as and where it is now being conducted. Copies of Seller's Articles of Incorporation and By-Laws, previously delivered to Purchaser and certified by the Secretary of Seller, are true, correct and complete copies of such documents and will not be amended prior to the Closing Date without the prior written consent of Purchaser.

         SECTION 2.2. Authority Relative to Agreement. The Seller has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated on its part have been authorized by its Board of Directors and stockholders. No other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by each of Seller, Belleau, Bickel and Mainhardt and is a valid and binding agreement of Seller, Belleau, Bickel and Mainhardt, enforceable in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION 2.3. No Breach; Consents. The negotiation, execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge, encumbrance or other restriction upon the Purchased Assets under, or require any authorization, consent, approval, exemption or other action by or notice to any third party, under the provisions of the Articles of Incorporation or By-Laws of Seller or any license, permit, contract, franchise, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which Seller is a party or under which its properties are bound, and (b) do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Seller is subject.

         SECTION 2.4. No Material Adverse Change. Since September 30, 1995, there has been no material adverse change in the financial condition, properties, assets, business or prospects of Seller, including the Purchased Assets.

         SECTION 2.5.  Title to Purchased Assets.

                  2.5.1 Seller owns, or will at Closing own, good and marketable title, free and clear of all liens and encumbrances to all of the Purchased Assets, and on the Closing Date and upon conveyance, assignment and delivery to Purchaser as provided herein, Purchaser shall have (subject to compliance with applicable registration, filing and recording requirements) good and marketable title, or valid, binding and enforceable rights as contracting party or licensee, as the case may be, to all the Purchased Assets, except software licenses or, without implied limitation, other agreements or licenses which, by their express terms, are not transferable.

                  2.5.2 Seller is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of owned or leased properties and Seller has not received any notice of any such violations within the three years prior to the date hereof.

                  2.5.3 Seller leases, licenses or owns all of the properties and assets used in the Business.

         SECTION 2.6. Tax Matters. All tax returns and related information required to be filed by or on behalf of Seller prior to the date hereof have been prepared and filed in accordance with applicable law, and all taxes, interest, penalties, assessments or deficiencies that have become due pursuant to such returns or any assessments or otherwise have been paid in full. All such returns are true and correct in all material respects. There is no unresolved claim concerning Seller's federal, state and local tax liabilities.

         SECTION 2.7.  Contracts and Commitments.

                  2.7.1. Attached hereto as Schedule 2.7 is a separate schedule containing an accurate and complete list of:

                  (i) any contract, agreement, purchase order or other commitment for the purchase, sale or provision to or by Seller of goods, property or services;

                  (ii) any pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred compensation or other employee benefit plan, or any contract with any labor union;

                  (iii) any agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of Seller;

                  (iv) any lease or agreement under which it is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $1,000;

                  (v) any lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

                  (vi) all agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound;

                  (vii) as of a date no earlier than December 31, 1995, all of Seller's Accounts Receivables, together with detailed information as to each such listed receivable which has been outstanding more than thirty (30) days;

                  (viii)   any  and  all  other  or   additional   contracts,
         commitments,   agreements, arrangements,  writings,  guarantees,
         leases and licenses to which Seller is a party or by which Seller or any of its property is bound.

         Each of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule 2.7 (the "Contracts") is valid and binding, enforceable in accordance with its respective terms, in full force and effect and, except as otherwise specified in Schedule 2.7, validly assignable to Purchaser without the consent, approval or act of, or the making of any filing with, any other person so that, after the assignment thereof to Purchaser pursuant hereto, Purchaser will be entitled to the full benefits thereof.
True
and complete copies of all of the Contracts (together with any and all amendments thereto) have been delivered to Purchaser and initialed by Seller's Secretary and identified with a reference to this Section of this Agreement. Seller has performed all obligations required to be performed by it and is not in default under or is in breach of or in receipt of any claim of default or breach under any of the Contracts and no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such Contract; and Seller has no knowledge of any breach or anticipated breach by the other parties to any such Contract; and Seller is not a party to any Contract for the purchase of goods or services at a rate currently above market prices.

                  2.7.2. (i) Seller has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any agreement referred to in Section 2.7.1, (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any such agreement,
(iii) Seller does not have any knowledge of any breach or anticipated breach by any other party to such agreements, and (iv) Seller is not a party to any material contract or commitment for the purchase of goods or services at a rate currently above market prices.

                  2.7.3 Purchaser has been heretofore supplied with a true and correct copy of each of the written contracts which are referred to in
Section 2.7.1,  together with all amendments,  waivers or other changes thereto.

         SECTION 2.8. Litigation, Etc. Except as set forth on Schedule 2.8, there are no actions, suits, proceedings, orders, investigations or claims pending, or to the best knowledge of Seller, threatened, against Seller, or to which Seller is a party, at law or in equity, before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending under collective bargaining agreements or otherwise. To the knowledge of Seller, except for pending legislation regarding medicare and medicaid reimbursement that might affect the Business generally, there is no proposed law, rule, regulation, ordinance, order, judgment, decree or award that would be applicable to Seller that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, results of operations or prospects of Seller.

         SECTION 2.9. Brokerage. Except for Telesis, Inc., as to which Seller shall be solely responsible, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement (oral or written) binding upon Seller or any stockholder of Seller. Seller will pay, and hold Purchaser harmless against, any liability, loss or expenses (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         SECTION 2.10. Insurance. Schedule 2.10 contains an abstract or summary of each outstanding insurance policy maintained by Seller. Seller has given to Purchaser a copy of each such insurance policy maintained with respect to Seller's properties, assets and the Business, and each such policy is in full force and effect. Purchaser, at its election at Closing, shall be entitled to assume any and all outstanding insurance upon payment to Seller of a prorated amount of the premium for such insurance for the remaining term thereof.

         SECTION 2.11. Compliance with Laws. To its best knowledge, Seller has complied with all laws, rules, regulations, ordinances, orders, judgments, and decrees applicable to its business or properties, and to its best knowledge is not in violation of any law or any regulation or requirement which might have a material adverse effect upon its financial condition, operating results or business prospects, and Seller has not received notice of any such violation.

         SECTION 2.12. Employees. To the best knowledge, information and belief of Seller, Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.

         SECTION 2.13. Licenses and Permits. All permits, licenses and franchises held by Seller, or by its officers, employees or agents, with respect to the Business are listed on Schedule 2.13. Except as set forth on
Schedule 2.13, such licenses, permits and franchises are freely transferable by Seller.

         SECTION 2.14. Business Records. Seller's personnel files, accounting records, financial statements, operating statements and customer correspondence files shall be made available to Purchaser promptly upon the execution of this Agreement and are complete and correct in all material respects, and accurately reflect Seller's business operations for a period of not less than three (3) years.

         SECTION 2.15. Environmental Matters. There is no condition, circumstance, or set of facts (including without limitation the presence, either past or present, of any underground storage tanks) that constitutes a significant hazard to health, safety, property, or the environment relating to the Business or any real property owned or leased by Seller for which the Business, Seller or the owner or operator of such real property would be responsible.

         SECTION 2.16. Financial Statements. Seller's financial statements and notes thereto as at and for the fiscal years ended December 31, 1993 and 1994, and for the ten months ended October 31, 1995, consisting of balance sheets and statements of income and cash flow, are to be audited by the certified public accounting firm of Ernst & Young LLP, independent certified public accountants, on or before March 15, 1996. All such financial statements, copies of which will, upon completion, be attached hereto as
Exhibit 2.16 (the "Statements"), will fairly present the financial condition and results of the operations of Seller as at the date indicated and for the period indicated, will have been prepared in accordance with generally accepted accounting principles consistently applied, and will be in accordance with the books and records of Seller. Time is of the essence in completing the audit and both Seller and Purchaser agree to cooperate fully to expedite the audit process. Seller shall provide Purchaser with monthly financial statements for the periods following September 30, 1995, as they become available. Purchaser shall pay the auditors for the preparation of the Statements provided that Purchaser shall have the right to select the auditors and further provided that Seller pays its accountants to prepare the books and records for audit.

         SECTION  2.17.  Material  Misstatements  or  Omissions.   Seller  has
not knowingly made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate, and not misleading every representation, warranty, schedule, and agreement set forth, described or referred to herein. Seller has disclosed to Purchaser all material adverse facts relating to the condition or operation, whether past, present or future, financial or otherwise, of the Purchased Assets and of the Business, and shall disclose promptly to Purchaser, in writing, any material adverse facts arising after the date hereof and prior to Closing.

         SECTION  2.18.   Effective   Date  of   Warranties,   Representations
and   Covenants.   Each  warranty, representation,  and  covenant set forth in this Article 2 shall be deemed to be made on and as of and speak on and as of the date hereof and as of the Closing Date (except as otherwise specifically provided herein). Prior to the Closing Date, Seller will notify Purchaser of any change since the date hereof in any fact, condition or circumstance of which it becomes aware and which would require a modification of the foregoing representations and warranties (including any schedule thereto) to make such representation or warranty (or schedule thereto) complete, accurate and not misleading in all respects. The representations and warranties contained in this Article 2 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

         As a material inducement to Seller to enter into and perform its obligations under this Agreement, Purchaser represents and warrants to Seller as follows:

         SECTION 3.1. Organization, Etc. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2. Authority Relative to Agreement. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser. No other corporate proceedings on its part or the part of the stockholders of Purchaser are necessary to authorize the execution and delivery of this Agreement by it or the consummation by it of the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding agreement of Purchaser except as the enforceability may be affected by bankruptcy, insolvency, reorganization or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         SECTION 3.3. No Breach; Consents. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby (a) do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of any lien, security interest, charge or encumbrance upon the assets of either of Purchaser under, or require any authorization, consent, approval, exemption or other action by or notice to any third party under the provisions of the Charter or By-Laws of Purchaser or any license, indenture, mortgage, lease, loan agreement or other agreement (oral or written) or instrument to which Purchaser is a party, and (b) do not require any authorization, consent, approval, exemption or other action by or notice to any court or governmental body under any law, statute, rule, regulation or decree to which Purchaser is subject.

         SECTION 3.4. Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its properties which seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any manner the right of Purchaser to control Seller or any material aspect of the Business of Seller after the Closing Date, and there is no judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality or arbitrator outstanding against Purchaser having, or which Purchaser believes may in the future have, any such effect.

         SECTION 3.5. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.


                                   ARTICLE 4

                               CLOSING CONDITIONS

         SECTION 4.1. Closing Conditions Relating to Purchaser. The obligation of Purchaser to consummate the purchase of the Purchased Assets will be subject to the satisfaction of the following conditions, any of which may be waived by Purchaser in its sole and absolute discretion:

                  4.1.0     Contingencies.

                            4.1.0.1.   Purchaser   intends  to  register
certain of its securities under the Securities Act of 1933, as amended (the "Securities Act") as part of an initial public offering of its securities (the "IPO"). Accordingly, Purchaser agrees to use its reasonable best efforts to do as follows:

                                    (a)     Prepare  and  file  with  such
amendments  and   supplements  to  the registration  statement  and  the
prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

                                    (b)     Enter  into  an  underwriting
agreement  with  customary   provisions reasonably required by the underwriter,
if any, of the offering; and

                                    (c)     Register its securities  covered by
said registration statement under the securities or "blue sky" laws of appropriate jurisdictions.

                            It shall be a condition  precedent to  Purchaser's
obligation to close hereunder that the IPO shall have been completed on terms and conditions reasonably satisfactory to Purchaser; provided, however, that this condition precedent may be waived by Purchaser in its sole and absolute discretion in which event it may close and pay the Purchase Price all in cash.

                  4.1.1. Deliveries. At or prior to the Closing, Seller shall deliver, or cause to be delivered to Purchaser, the following items, fully executed by all appropriate parties and in form and substance acceptable to Purchaser:

                           4.1.1.1.  Bill of  Sale.  A Bill of Sale in the  form
of Exhibit 1.2 attached hereto together with any and all other evidences of conveyance reasonably requested by Purchaser to obtain clear title to the Purchased Assets.

                           4.1.1.2.  Assignments of Leases.  Assignments of
Leases in the form of Exhibit 4.1.1.2.

                           4.1.1.3.  Covenants  Not to  Compete.  Covenants  Not
to Compete in the form of Exhibit 4.1.1.3 attached hereto executed by each of the stockholders of Seller.

                           4.1.1.4.  Corporate  Resolutions.  Seller shall
deliver to Purchaser certified copies of the resolutions of its Board of Directors and certified copies of the resolutions of its stockholder(s) authorizing the transactions contemplated herein.

                           4.1.1.5.  Consents.  Seller shall  deliver to
Purchaser copies of all necessary third party and governmental consents, in a form satisfactory to Purchaser, that Seller is required to obtain in order to consummate the transactions contemplated by this Agreement.

                           4.1.1.6.  Opinion of Counsel for Seller.  Purchaser
shall receive an opinion dated the Closing Date of Vader & Vader of Escanaba, Michigan, counsel for the Seller, in the form of Exhibit 4.1.1.6 attached hereto.

                           4.1.1.7.  Articles of  Transfer.  Articles  of
Transfer in the form of Exhibit  4.1.1.7 attached hereto.

                  4.1.2. Due Diligence Results. Nothing shall have come to the attention of Purchaser, in the course of its due diligence investigation pursuant to Section 5.1 or otherwise, which demonstrates that any of the representations or warranties of Seller is inaccurate or incomplete in any material manner.

                  4.1.3. No Injunction. The consummation of the transactions contemplated hereby shall not have been enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.

         SECTION 4.2. Closing Conditions Relating to Seller. The obligation of Seller to consummate the sale of the Purchased Assets will be subject to the satisfaction of the following conditions:

                  4.2.1. Deliveries. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered to Seller, the following items:

                          4.2.1.1.  The Purchase Price;

                          4.2.1.2.  Assignments of Leases in the form of Exhibit
4.2.1.2.; and

                          4.2.1.3. An  Assignment  and  Assumption  Agreement
in the  form  of  Exhibit 4.2.1.3 attached hereto.

                  4.2.2. No Injunction. The consummation of the transactions contemplated hereby shall not be enjoined by any court of competent jurisdiction and no proceeding seeking such an injunction shall be pending.


                                   ARTICLE 5

                             PRE-CLOSING AGREEMENTS

         SECTION 5.1. Due Diligence. Seller shall grant to Purchaser, and its employees, counsel, accountants and other representatives, full and complete access to Seller, its facilities, management, employees and records and its outside accountants and counsel for purposes of a due diligence investigation in connection with the transactions contemplated hereby. Purchaser agrees to exercise its reasonable best efforts in conducting such due diligence in a manner that will not significantly interfere with or disrupt the normal operations of Seller or arouse suspicions of Seller's employees, customers or suppliers that either the capital stock or the assets of Seller are for sale. Seller will provide Purchaser and its representatives full access to all relevant financial information, personnel, service and contractual information. The cost of any such due diligence shall be borne by Purchaser.

         SECTION 5.2. Operation of Business. Seller shall continue to operate the Business in the ordinary course in such manner that each and every warranty and representation of Seller made herein as of the date hereof will be true, complete and accurate in all respects as of the date of the Closing hereunder, without substantial change, and will maintain or cause to be maintained all existing insurance coverage on the Purchased Assets of Seller until the Closing. Until the Closing, all risk of loss, damage, or destruction to the Purchased Assets shall be upon Seller, and in the event of any loss, damage, or destruction to the Purchased Assets, Purchaser shall be entitled to terminate this Agreement within thirty (30) days of learning of the same. Prior to Closing, Seller shall not increase any current compensation levels of employees or pay any bonuses or other direct or indirect compensation without the prior written consent of Purchaser. Seller agrees to provide to Purchaser monthly financial statements for the periods following September 30, 1995, as they become available.

         SECTION 5.3. Best Efforts. The parties hereto agree to use their best efforts to cause all conditions to Closing to be satisfied and to cause the transactions contemplated hereby to be consummated not later than April 30, 1996.

         SECTION 5.4. Confidentiality. Purchaser and Seller agree that they, and their respective officers, directors and other representatives, will hold in strict confidence the negotiations relating to the transactions contemplated by this Agreement, and all information exchanged pursuant thereto. If, for any reason, Closing does not occur, all information exchanged by Purchaser and Seller shall promptly be returned to the other party. The parties hereto acknowledge and understand that Purchaser shall undertake the IPO described in Section 4.1.0 hereof and shall be entitled to comply with all applicable regulatory and disclosure requirements incident to such registration of securities. In addition, Seller will refrain from,
and will cause its officers,  directors, representatives,   agents  and
employees to refrain from, directly or indirectly, encouraging, soliciting, initiating or participating in discussions or negotiations with or providing any non-public information to any person other than Purchaser concerning the sale or purchase of the Business (except in the ordinary course of its business), any merger or consolidation involving Seller or any other transaction in which Seller's Business would be acquired by a person other than Purchaser.

         SECTION 5.5. Public Announcements. Neither Purchaser nor Seller shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby unless such press release or public statement is satisfactory to the other party to this Agreement, and Purchaser and Seller shall consult with each other as to the form and substance of any public disclosure related thereto; provided, however, that nothing contained herein shall prohibit any party from making any disclosure which is required by law but only after the other party has been given notice of and a reasonable opportunity to contest any such disclosure allegedly required by law.

                                   ARTICLE 6

                            POST-CLOSING AGREEMENTS

         SECTION 6.1.    Indemnification by Seller, Belleau, Bickel and
Mainhardt.

                  6.1.1.  Indemnification.   Without  limitation  as  to  the
rights of Purchaser, the Seller, Belleau, Bickel and Mainhardt, jointly and severally, shall indemnify, save and keep Purchaser, its successors and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons, forever harmless from and against any and all liability, demands, claims, actions or causes of action, assessments, losses, penalties, costs, damages or expenses (including interest, penalties, costs of litigation, reasonable attorneys fees and expert witness fees) (collectively, the "Losses") sustained or incurred by any of the foregoing persons as a result of or arising out of or by virtue of (i) any incorrect representation or warranty made by Seller herein or in any certificate, exhibit or schedule delivered by Seller to Purchaser in connection herewith, or (ii) any debt, liability or obligation of Seller (whether known or unknown, absolute or contingent) not expressly assumed by Purchaser hereunder.

                  6.1.2. Without limitation as to the other rights of Seller, Purchaser shall indemnify, save and keep Seller, its successor and assigns and its stockholders, directors, officers, affiliates, representatives and employees and the estates, personal representatives and heirs of such persons forever harmless against and from all liability, demands, claims, actions or causes of actions, assessments, losses, penalties, costs, damages or expenses (including interest, penalties, costs of litigation, reasonable attorneys and expert witness fees (collectively the "Losses") sustained or incurred by any of the foregoing persons as a result of or arising out of or by virtue of any incorrect representation or warranty made by Purchaser herein or in any certificate, exhibit or schedule delivered by Purchaser to Seller, if any, in connection herewith.

                  6.1.3. A party required under this Section 6.1 to furnish indemnity (the "Indemnifying Party") shall satisfy its obligation of indemnification under this Section 6.1 within forty-five (45) days after written notice thereof from any party entitled to such indemnity hereunder (the "Indemnified Party") to the Indemnifying Party; provided, however, that a party shall not be deemed in breach hereof for so long as it contests in good faith its liability for indemnification hereunder.

                  6.1.4. As soon as practicable after obtaining knowledge thereof, any Indemnified Party shall notify the Indemnifying Party of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Indemnified Party shall bear any amount of Loss resulting directly from a failure to give a timely notice. If such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party and if the Indemnifying Party acknowledges in writing its obligations to indemnify and hold harmless under this Section 6.1, the Indemnifying Party shall have the right to employ such counsel as is reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any said claim or demand at its own cost and expense, provided that unless the Indemnified Party bears a greater risk of loss than the Indemnifying Party, the Indemnifying Party shall control the defense of said claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand, (i) the Indemnified Party shall not settle such claim or demand without the prior written consent of the Indemnifying Party, and (ii) any settlement of such claim or demand made without such consent of the Indemnifying Party shall not be subject to indemnity under this Section 6.1. If the Indemnifying Party fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter at the expense of the Indemnifying Party, in any way in which the Indemnified Party deems to be in its best interest. Purchaser, in its reasonable discretion to protect its financial interest may set off the amount of any legitimate claim for which it may be entitled to indemnification hereunder against any payment to be made to Seller hereunder. Legitimate claim shall be defined as any legal proceeding filed in a court having jurisdiction over the subject matter which claim is not older than three (3) years from the date of the Closing.

                  6.1.5.  The  Indemnified   Party  shall  make  available  to
the   Indemnifying   Party  or  its representatives  all records and other
materials required for use in contesting any claim or demand asserted by a third party against any Indemnified Party. Whether or not the Indemnifying Party so elects to defend any such claim or demand, the Indemnified Party shall not have any obligation to do so and the Indemnified Party shall not waive any rights it may have against the Indemnifying Party under this Section 6.1 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Indemnified Party against which a claim or demand is asserted in the first instance shall file in a timely manner any answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

         SECTION 6.2. Further Assurances. Seller shall, at any time and from time to time on and after the Closing Date, upon request by Purchaser and without further consideration, take such actions or cause others to do so, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all transfers, conveyances, powers of attorney and assurances, as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming to Purchaser, or its respective successors and assigns, or for aiding and assisting in collecting or reducing to possession, the Purchased Assets. To provide further assurances to Purchaser of its performance hereunder, Seller agrees that it shall not, during the one year period after the Closing Date, voluntarily dissolve or terminate its corporate existence, or seek protection under any bankruptcy, receivership or other law for the relief of debtors.

         SECTION 6.3. Books and Records. At or immediately following the Closing, Seller shall deliver to Purchaser all records constituting part of the Purchased Assets; and all of Seller's correspondence, files, books and records, necessary for Purchaser's conduct and operation of the Business and the Purchased Assets; and shall instruct any other party in possession of such materials to release them to Purchaser (except to the extent that Seller is prohibited from or restricted in providing such information by other agreements or applicable law). Seller shall retain the original copies of its tax returns, and other records which it is required by law to maintain. Purchaser shall safely store at its facilities in Escanaba, Michigan, or at such other reasonable location of Purchaser upon prior notification to Seller, all records delivered to it from Seller, and shall grant Seller reasonable access thereto for legitimate business purposes upon Seller's request as may be made from time to time for at least five (5) years after Closing.

         SECTION  6.4.  Employees.   Seller  shall  have  and  retain
responsibility for all salaries, accrued bonuses, commissions, vacation pay, and all other employee welfare plans of Seller, and all payroll taxes thereon which accrued or were earned prior to the time of Closing. Seller shall remain responsible for employee severance and termination benefits, if any, and all other employment benefits, claims of wrongful termination, or the like, relating to Seller's employees. In the event that Seller shall elect to terminate the employment of its employees contemporaneously with the Closing, Seller shall be responsible for giving such notification as may be required by the Worker Adjustment and Retraining Notification Act of 1988, if applicable, and shall indemnify and hold Purchaser harmless from and against all liabilities arising out of the notification or other requirements thereof. It is expressly understood by the parties that Purchaser is not assuming any obligations of Seller with respect to employees, and Seller shall after the Closing Date remain responsible for all amounts owed to, and claims made by, its employees relating to services provided by them, or to actions or omissions of Seller, in accordance with applicable law and contractual obligations of Seller.

                                   ARTICLE 7

                                 MISCELLANEOUS

         SECTION 7.1. Survival. The representations and warranties of Seller and Purchaser shall survive Closing.

         SECTION  7.2.  Termination.   Anything  herein  or  elsewhere  to  the
contrary   notwithstanding,   this Agreement may be terminated and abandoned at
any time prior to Closing for any of the following reasons:

                  7.2.1.    By the mutual consent of Purchaser and Seller.

                  7.2.2. By Purchaser if all of the conditions to Closing described in Section 4.1 have not been satisfied by March 31, 1996 or within ten (10) days after the receipt by Purchaser of the Statements referred to in
Section 2.16 hereof.

                  7.2.3. By Purchaser if the transactions shall not have been consummated by March 31, 1996, or such later date as may be agreed upon by the parties.

                  7.2.4. By Purchaser if Seller has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure shall not have been cured in manner, form and substance reasonably satisfactory to Purchaser; and

                  7.2.5. By Seller if Purchaser has materially breached any representation or warranty herein or failed to perform any material obligation or condition hereof and such breach or failure has not been cured in manner, form and substance reasonably satisfactory to Seller.

Any termination pursuant to this Section 7.2 shall be without liability on the part of any party, except as provided in Section 7.3 below.

         SECTION 7.3. Expenses. Each party will pay all of its expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement. At Closing, Seller shall pay all sales and/or transfer tax which may be required to be paid in connection with the transactions contemplated herein including the transfer from Seller to Purchaser of the Purchased Assets. Seller agrees that the Purchased Assets include unique property that cannot be readily obtained on the open market and that Purchaser will be irreparably injured if this Agreement is not specifically enforced. In the event Purchaser elects to terminate this Agreement pursuant to Section 7.2.4 instead of seeking specific performance, Purchaser shall be entitled to recover Purchaser's actual damages. If Seller terminates this Agreement solely as a result of Section 7.2.5 hereof, Seller shall be entitled to retain the Deposit as the sole remedy of Seller hereunder.

         SECTION 7.4. Amendments, Waivers and Remedies. The parties hereto, by mutual agreement in writing, may amend, modify and supplement this Agreement. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Pursuit by any party hereto of any remedy shall not preclude pursuit by it of any other remedy which may be provided by law or equity nor shall the pursuit of any remedy by a party hereto constitute a forfeiture or waiver of any amount due such party or of any damage accruing by reason of the violation of any of the terms, provisions and covenants in this Agreement.

         SECTION 7.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand; (ii) four (4) days subsequent to mailing if mailed by express, certified or registered mail, with postage prepaid, in the continental United States; (iii) two
(2) days subsequent to pick up by such courier if sent by a nationally or internationally recognized overnight courier service that regularly maintains records of items picked up and delivered; or (iv) when transmitted if sent by telecopier, as follows:

         If to Purchaser:

                  Life Critical Care Corporation
                  c/o The Morgenthau Group, Inc.
                  504 Cathedral Street
                  Baltimore, Maryland  21201
                  Attn:  Ms. Amy E. Parker
                  Fax No.:  (410) 727-1427

         with a copy to:

                  George S. Lawler, Esquire
                  Whiteford, Taylor & Preston L.L.P.
                  210 West Pennsylvania Avenue, Suite 400
                  Towson, Maryland  21204-4515
                  Fax No.:  (410) 832-2015

         If to Seller:

                  Great Lakes Home Medical, Inc.
                  118 North 22nd
                  Escanaba, Michigan   49829
                  Attn:  Mr. Michael Belleau

         with a copy to:

                  Daniel J. Vader, Esquire
                  623 Ludington Street, Suite 302
                  Escanaba, Michigan   49829
                  Fax No.:   (906) 786-8293

Any party hereto may specify in writing a different address for such purpose to the other parties at least five (5) days prior to the effective date of such address change.

         SECTION 7.6. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, and the rights, interests and obligations hereunder, may not be assigned by either party without the prior written consent of the other party hereto.

         SECTION 7.7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.

         SECTION 7.8. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         SECTION 7.9. No Third-Party Beneficiaries. This Agreement shall be for the benefit only of the parties hereto, and their respective successors and assigns.

         SECTION   7.10.   Waiver  of  Bulk  Sales  Act.  In   consideration
of,  and  in  reliance   upon,   the representations  and  warranties  made by
Seller in Article 2, Purchaser hereby waives compliance with the provisions of any applicable bulk transfer laws.

         SECTION 7.11. Singular and Plural; Gender. The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include all other genders whenever appropriate.

         SECTION 7.12. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed by the laws of the State of Maryland without reference to any conflict of laws rules.

         SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 7.14. Schedules. The Schedules hereto are an integral part of this Agreement. Information described in any Schedule of this Agreement shall be deemed disclosed in all Schedules of this Agreement and the term "Agreement" shall include all Schedules, exhibits and other deliveries attached or made pursuant hereto. Except as otherwise specifically provided for herein, any Schedules which have not been prepared and attached to this Agreement on the date of execution hereof shall be prepared and delivered by Seller to Purchaser within ten (10) days from the date of execution of this Agreement.

         SECTION 7.15. Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

         SECTION 7.16. Further Documents. Each party shall, whenever and as often as requested to do so by the other, but without expense to the non-requesting party, execute, acknowledge, and deliver all such further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all other further instruments and documents as may be necessary, expedient, or proper in the reasonable opinion of the requesting party or its counsel in order to complete the transactions contemplated herein.

         SECTION 7.17. Arbitration. Any and all disputes, controversies or claims that lead up to the execution of this Agreement or that arise out of or relate to this Agreement or the breach of it, including, without limitation, any dispute regarding the disposition of any deposit in the event this Agreement is terminated and including any claims regarding the validity, scope and enforceability of this arbitration clause, shall, if not promptly settled by the parties, be solely and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") in effect at the time and shall be conducted before a single arbitrator. The parties to the arbitration shall attempt to agree, by mutual consent, to the appointment of the arbitrator. In the absence of agreement among the parties, any party to the arbitration may apply to AAA for a list of arbitrators from which list the arbitrator shall be selected in accordance with the commercial arbitration rules of AAA.

         Any such action or proceeding brought by Purchaser arising out of or relating to this Agreement shall be brought in Escanaba, Michigan, and in no other location. Any such action or proceeding brought by Seller arising out of or relating to this Agreement shall be brought in Baltimore City, Maryland, and no other location. All cross complaints shall be filed with the same arbitration panel and in the same location in which the original complaint was filed. The parties hereby waive the right to object to such location on the basis of venue or forum nonconveniens. Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction in Maryland and/or Michigan and each party hereto consents to the jurisdiction of such courts and waives all claims of improper venue. The arbitrator shall determine all claims in accordance with the internal law of the State of Maryland. The internal procedural and substantive laws of Maryland and the United States Federal Arbitration Act shall govern all questions of arbitral procedure, arbitral review, scope of arbitral authority, and arbitral enforcement. The parties further agree that the arbitration proceeding shall constitute an absolute bar to the institution of any court proceeding, and that the decision and award of the arbitrator shall be final and binding.

         The cost of the arbitration proceeding shall be borne by the prevailing party, except that each party shall be responsible for its own attorney fees, if any.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, on the day and year first above written, intending to be legally bound hereby.


WITNESS:                            GREAT LAKES HOME MEDICAL, INC.


_____________________________       By:_______________________(SEAL)

                                              - Seller -


WITNESS:                            LIFE CRITICAL CARE CORPORATION


______________________________      By:_______________________(SEAL)

                                             - Purchaser -

WITNESS:


______________________________      ________________________________(SEAL)
                                    MICHAEL BELLEAU, Individually

WITNESS:


______________________________      ________________________________(SEAL)
                                    JAMES BICKEL, Individually

WITNESS:


_______________________________     ________________________________(SEAL)
                                    THOMAS MAINHARDT, Individually

                                  EXHIBIT 1.2

                     BILL OF SALE AND ASSIGNMENT OF ASSETS


         THIS  BILL  OF  SALE  AND  ASSIGNMENT  OF  ASSETS  is  executed  and
delivered   effective  this ____ day  of ______________, 1996 by GREAT LAKES
HOME MEDICAL, INC., a Michigan corporation ("Seller"), to LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser").

         WHEREAS, Purchaser and Seller have entered into an Asset Purchase Agreement, dated as of March 1, 1996 (the "Agreement"), providing for the purchase by Purchaser of substantially all of the assets of Seller, excluding the assets of Seller used in the "Medwest" business controlled by stockholders of Seller;

         NOW, THEREFORE, pursuant to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, bargains, sells, delivers, transfers, sets over, assigns and conveys to Purchaser and its successors and assigns, free and clear of any and all liens, claims or encumbrances of any kind, all of the Purchased Assets (as defined in the Agreement) including, without limitation, those assets and properties listed or described on Schedule A attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the Purchased Assets unto Purchaser and its successors and assigns, to its and their own use and benefit forever, and Seller, for itself and its successors and assigns, covenants to and agrees with Purchaser to warrant and defend the sale, transfer, assignment, conveyance and delivery of the Purchased Assets unto Purchaser and its successors and assigns, against all lawful claims and demands.

         Seller hereby covenants and agrees with Purchaser that it will duly execute and deliver all such deeds, bills of sale, endorsements, assignments, drafts, checks, and other instruments of transfer as may be necessary or helpful more fully to sell, transfer, assign and convey to and to invest in Purchaser, all and singular, the Purchased Assets hereby sold, transferred, assigned and conveyed by this Bill of Sale and Assignment of Assets.

         The transfer evidenced by this Bill of Sale and Assignment of Assets is made subject to and upon all of the terms, covenants, conditions, representations and warranties set forth in the Agreement, and all of which terms, covenants, conditions, representations and warranties are incorporated herein by reference, and shall survive the delivery of this Bill of Sale and Assignment of Assets.

         All of the terms and provisions of this Bill of Sale and Assignment of Assets shall be binding upon Seller and its respective successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns.

         IN WITNESS WHEREOF, Seller and Purchaser have caused the due execution of this Bill of Sale and Assignment of Assets, under seal, as of the day and year first above written.

                                      GREAT LAKES HOME MEDICAL, INC.


                                      By:______________________(SEAL)


                                               - Seller -


                                      LIFE CRITICAL CARE CORPORATION


                                      By:______________________(SEAL)


                                              - Purchaser -

                                   SCHEDULE A

                                       TO

                     BILL OF SALE AND ASSIGNMENT OF ASSETS


         1.

         2.

         3.

         4.

         5.

         6.

         7.

         8.

         9.

         10.

                                  SCHEDULE 1.3

                                EXCLUDED ASSETS



1.       Life Insurance Policy(ies) of Seller

2.       Cash values of any Life Insurance Policy(ies) of Seller

3.       Federal and Michigan corporate income tax deposits of Seller

4.       Cash of Seller

5.       Marketable Securities of Seller

6.       Certificates of Deposit of Seller and other Cash Equivalents

7. Those assets owned by Seller which are used in the business operated in Wisconsin and known as "Medwest" which is controlled by the stockholders of Seller.

                                  SCHEDULE 1.6


                              LIABILITIES ASSUMED


1. Ordinary and customary accounts payable incurred in the ordinary course of business and miscellaneous other expenses which are not material to the financial condition of Seller. The nature and amount of such liabilities will be mutually agreed to by Seller and Purchaser in good faith at Closing.

                                  SCHEDULE 1.7

                          ALLOCATION OF PURCHASE PRICE


          _______________________                              $__________

          _______________________                              $__________

          _______________________                              $__________

          Furniture, Fixtures, and
            Equipment                                          $__________

          _______________________                              $__________

          Goodwill                                             $__________



                                                        TOTAL: $__________



           [to be completed by Purchaser and Seller prior to Closing]

                                  SCHEDULE 2.7

                           CONTRACTS AND COMMITMENTS


         [to be provided by Seller to Purchaser within thirty (30) days following the execution of the Asset Purchase Agreement]

                                  SCHEDULE 2.8


                                   LITIGATION


1. Litigation pending in the Circuit Court of Marquette County, Michigan and now in the Michigan Court of Appeals. Part of the relief requested is injunctive relief in regards to an employee performing duties for Seller. Seller is to provide further information regarding this case to Purchaser.

                                 SCHEDULE 2.10

                                   INSURANCE


         [to be provided by Seller to Purchaser within thirty (30) days following the execution of the Asset Purchase Agreement]

                                 SCHEDULE 2.13

                              LICENSES AND PERMITS


         [to be provided by Seller to Purchaser within thirty (30) days following the execution of the Asset Purchase Agreement]

                                EXHIBIT 4.1.1.2

                             ASSIGNMENTS OF LEASES





                           [TO BE SUPPLIED BY SELLER]

                                EXHIBIT 4.1.1.3

                            COVENANT NOT TO COMPETE


         COVENANT NOT TO COMPETE made and entered into this ____ day of __________, 1996, by and between _____________________________________
("Covenantor") and LIFE CRITICAL CARE CORPORATION, a Delaware corporation, and its successors and assigns ("Purchaser").

                                  WITNESSETH:

         WHEREAS, Great Lakes Home Medical, Inc. (hereafter called "Seller") is selling certain operating assets related to its home medical equipment business (the "Business") to Purchaser in a transaction contemplated in an Asset Purchase Agreement dated March 1, 1996 (hereafter called the "Agreement") entered into by Seller and Purchaser; and

         WHEREAS, the Covenantor has been a stockholder of Seller involved in the operation of the Business and is familiar with the operation of the Business generally; and

         WHEREAS, the Covenantor agreed to enter into this Covenant Not to Compete as an inducement to Purchaser to enter into the Agreement as a result of which Agreement the Covenantor will materially benefit.

         NOW, THEREFORE, the parties hereto do covenant and agree as follows:

         1. COVENANT NOT TO COMPETE PAYMENT. Simultaneously with the delivery of this Covenant Not to Compete, Purchaser has paid to Seller the sum of One Dollar ($1.00) in cash, or certified check.

         2. RESTRICTIVE COVENANT. In consideration for the entry into the Agreement by the Purchaser, the Covenantor covenants that he will not, directly or indirectly for a period of five (5) years from and after the date hereof, own in whole or in part, manage, operate, control, or perform services for any home health equipment business located within seventy-five (75) miles of Escanaba, Michigan; provided, however, that Medwest shall be entitled to continue to conduct business in Marshfield, Wisconsin and Wisconsin Rapids, Wisconsin.

         3. CONFIDENTIAL INFORMATION. For a period of ten (10) years from and after the date hereof, the Covenantor shall hold all Confidential Information (i.e., all trade secrets and proprietary and confidential information regarding the Business of whatever nature, in whatever medium, developed, owned or acquired by the Seller or the Covenantor, including customers and prospective customers and suppliers but excluding information which at the time of disclosure is in the public domain through no fault of, or violation of law or breach of agreement by the Covenantor or which the Covenantor can demonstrate he has lawfully obtained from a third party under circumstances permitting its lawful disclosure and use which the Covenantor reasonably believes has no obligation of confidentiality with respect thereto) in confidence and not disclose, duplicate, communicate or transmit the Confidential Information to any person or use or exploit any Confidential Information for any purpose.

         4. REASONABLENESS. The Covenantor hereby expressly agrees that any competition by him with the Business in violation of the terms of this Covenant Not to Compete would, among other things, materially impair the Purchaser's future prospects and that the limitations set forth in Paragraph 2 above are reasonable, both as to time and geographic area. If, notwithstanding the foregoing, the scope of any restriction contained in Paragraph 2 is too broad to permit enforcement thereof to its full extent, such restriction shall be enforced to the maximum extent permitted by law, and Covenantor hereby agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         5. INJUNCTIVE RELIEF. The Covenantor hereby recognizes that in the event of his breach of any of the covenants hereunder Purchaser's remedies at law for money damages would be inadequate, and, therefore, the Covenantor hereby stipulates that Purchaser shall be entitled to injunctive relief in the event of any breach of the Covenantor's covenants hereunder.

         6. INTERPRETATION. This Covenant Not to Compete and the provisions hereof shall in all respects be interpreted under and regulated by the laws of the State of Michigan except for the choice of law rules utilized in that jurisdiction.

         7. AMENDMENT. This Covenant Not to Compete contains all the understandings of the parties and shall not be altered or amended, except in a writing signed by each of the parties hereto.

         8. ATTORNEYS' FEES. The Covenantor hereby agrees that, in the event of a breach of the Covenantor's covenants hereunder, Purchaser shall be entitled to recover such costs, damages and reasonable attorneys' fees as may be incurred on account of such breach from the Covenantor.

         9. BINDING EFFECT. This Covenant Not to Compete shall be binding upon the parties and their respective successors and assigns.

         10. COUNTERPARTS. This Covenant Not to Compete may be executed in two or more counterparts, each of which, when taken together, shall constitute one and the same original.

         IN WITNESS WHEREOF, the parties have caused this Covenant Not to Compete to be executed under seal on the day and year first above written.

                                    COVENANTOR:




                                                                    (SEAL)



                                    [ONE SET TO BE EXECUTED BY EACH
                                    STOCKHOLDER OF GREAT LAKES
                                    HOME MEDICAL, INC.]



                                    PURCHASER:

                                    LIFE CRITICAL CARE CORPORATION



                                    By:                             (SEAL)

                                EXHIBIT 4.1.1.6

                         OPINION OF COUNSEL FOR SELLER


                         [Letterhead of Vader & Vader]

                              ______________, 1996




Life Critical Care Corporation
3333 West Commercial Boulevard
Suite 203
Fort Lauderdale, Florida   33309
Attention:  Ms. Amy E. Parker

Ladies and Gentlemen:

        This opinion is delivered pursuant to Section 4.1.1.6 of the Asset Purchase Agreement, dated March 1, 1996 (the "Agreement"), between Great Lakes Home Medical, Inc. (the "Company"), Michael Belleau, James Bickel and Thomas Mainhardt and Life Critical Care Corporation (the "Purchaser"). I have acted as counsel to the Seller in connection with the Agreement and the transactions contemplated thereby. Where a term that is defined in the Agreement is used in this Opinion, the term has the same meaning set forth in the Agreement, unless differently defined herein.

        (1)     In rendering the opinions set forth below, I have examined:

                (A)      The fully executed Agreement; and

                (B) The Articles of Incorporation, By-Laws and minutes of the corporate proceedings of the Company.

        (2)     In rendering the opinions set forth below, I have assumed:

                (A) Each of the parties to the Agreement other than my clients have the power and authority to: (i) enter into the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement; and (ii) perform all of its obligations under the Agreement and all other agreements or documents required to be executed by it pursuant to the Agreement;

                (B) All required corporate actions and authorizations other than on behalf of my clients have been completed; and

                (C) The authenticity of all documents submitted as originals, the genuineness of all signatures other than signatures on behalf of my clients and the conformity to the originally executed documents of all documents submitted to us as drafts or photocopies.

        In rendering my opinions, whenever my opinion herein regarding the existence or absence of facts is indicated to be based on my knowledge or awareness, my opinion is intended to signify that during the course of my representation of the Company no information has come to my attention which would give me actual knowledge of the existence or absence of such facts. I have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of further knowledge should be drawn from my representation of the Company. As to various questions of fact material to this Opinion, I have relied upon the truth and completeness of the representations and warranties made by the Company as the "Seller" in the Agreement and upon certifications executed by the Officers and Directors of the Company. In addition, I have obtained from public officials and from officers of the Company such other certificates and assurances, and I have examined such corporate records, other documents and questions of law, as I have considered necessary or appropriate for purposes of this Opinion.

        Based upon the foregoing, and subject to the limitations and qualifications set forth herein, it is my opinion that, as of the date of this letter:

                (A) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

                (B) The Company has validly taken all necessary corporate action to authorize it to execute and deliver the Agreement and to consummate the transactions contemplated thereby; and the Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

                (C) The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated on its part thereby do not and will not violate any provision of the Articles of Incorporation or By-Laws of the Company.

                (D) To my knowledge, all consents, authorizations, orders or approvals of, and filings and registrations with, any governmental commission, board or other regulatory body required for or in connection with the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated on its part thereby have been obtained or made.

                (E) To my knowledge, except as disclosed on any Schedule to the Agreement, there is no claim, action, suit or legal, administrative or other proceeding or governmental investigation, pending or threatened against the Company or any of its properties which might result in any material adverse change in the business or financial condition of the Company.

                (F) To the best of my knowledge, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated thereby, conflicts with or does or will violate or result (with the giving of notice and/or the passage of time) in a breach of any of the terms, conditions or provisions of or constitute a default under, any lease, mortgage, contract or other agreement binding on the Company or affecting its properties. To the best of my knowledge, no consent or approval of any public authority is required as a condition to the validity or enforceability of the Agreement or any transaction contemplated thereby.

                The foregoing Opinion is subject to the following qualifications:

                (A) The Opinion is subject to the operation and effect of applicable bankruptcy, insolvency, moratorium, reorganization, receivership or other similar laws, statutes or rules now or hereafter in effect affecting the rights of creditors generally and the rights of taxing authorities.

                (B) The enforceability of the Agreement may require enforcement by a court of equity, and such enforcement is subject to such principles of equity as courts having jurisdiction may impose.

                (C)      In  rendering  my opinion  regarding  the good
standing  of the  Company,  I have  relied exclusively   upon  a  Certificate
of Good Standing, dated __________ , 1996, issued by the Michigan Corporation and Securities Bureau.

                (D) My Opinion is based solely upon the laws of the State of Michigan, and I am opining herein as to the subject transaction as though the laws of the United States of America and the State of Michigan were the only applicable laws. I assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction. As to matters governed or affected by laws of states other than the State of Michigan, I have assumed that insofar as the substantive laws of any other state may be applicable to any opinions herein, such laws are identical to the substance of laws of the State of Michigan applied by me herein.

        This opinion is being furnished to you solely for your benefit and the benefit of your counsel and may not be relied upon by, nor copies of it delivered to, any other person or parties without my prior written consent.

                                            Very truly yours,

                                            VADER & VADER



                                            By:  _________________________
                                                  Daniel J. Vader, Partner

                                EXHIBIT 4.1.1.7

                              ARTICLES OF TRANSFER
                                    BETWEEN
                         GREAT LAKES HOME MEDICAL, INC.
                                      AND
                         LIFE CRITICAL CARE CORPORATION


                THIS IS TO CERTIFY THAT:

                FIRST: Great Lakes Home Medical, Inc., a Michigan corporation (the "Transferor"), agrees to transfer all or substantially all of its property and assets to Life Critical Care Corporation, a Delaware corporation (the "Transferee") pursuant to the terms of an Asset Purchase Agreement between the Transferor and the Transferee of even date herewith.

                SECOND: The Transferor is incorporated under the laws of the State of Michigan, with a principal office located at
________________________________________.

                THIRD: The Transferee is incorporated under the general laws of the State of Delaware. The Transferee's address and principal place of business is 504 Cathedral Street, Baltimore, Maryland 21201.

                FOURTH: The Transferor owns no interest in land, the title to which could be affected by the recording of an instrument among the land records.

                FIFTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferor in the manner and by the vote required by its Articles of Incorporation and Michigan law, in the following manner: The Board of Directors of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was advisable, and directed that the proposed transaction be submitted to the stockholders of the Transferor for consideration and approval. The Shareholders of the Transferor by unanimous written consent adopted a resolution declaring that the proposed transaction described herein was approved.

                SIXTH: The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized and approved by the Transferee in the manner and by the vote required by its Charter and the laws of the place of its incorporation, in the following manner: The Board of Directors of the Transferee by unanimous written consent adopted a resolution declaring that the proposed transaction was approved.

                SEVENTH: The nature and amount of the consideration to be paid by the Transferee to the Transferor for the assets to be transferred by the Transferor pursuant to the Asset Purchase Agreement is ____________ Thousand Dollars ($___________).

                IN WITNESS WHEREOF, on this day of __________________, 199__, Transferor has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and Transferee has caused these Articles of Transfer to be executed on its behalf by its President and attested by its Secretary, and each individual signing hereby acknowledges, under penalties for perjury, that these Articles of Transfer are the act of the party on whose behalf such individual is executing the Articles of Transfer and that, to the best of his or her knowledge, information and belief, the facts and matters set forth herein are true in all material respects.

ATTEST:                                   GREAT LAKES HOME MEDICAL, INC.



_______________________________           By:____________________________(SEAL)
                    , Secretary                               , President



ATTEST:                                   LIFE CRITICAL CARE CORPORATION



_______________________________           By:____________________________(SEAL)
                    , Secretary                               , President

                                EXHIBIT 4.2.1.3


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this _____ day of _______________, 1996, by and between LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Purchaser"), and GREAT LAKES HOME MEDICAL, INC., a Michigan corporation ("Seller").

                WHEREAS, pursuant to that certain Asset Purchase Agreement, dated March 1, 1996, between the parties hereto (the "Purchase Agreement"), Seller has agreed to assign and transfer to Purchaser certain assets, properties and business of Seller;

                NOW, THEREFORE, in consideration of the transfer to Purchaser of the aforesaid assets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                1. Assignment. Seller hereby assigns and transfers to Purchaser the following: All right, title and interest of Seller in, to and under all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether oral or written, to which Seller is a party or by which Seller is bound ("Contracts") that are listed on Schedule A hereto.

                2. Assumption. Subject to the further terms of this Agreement, effective on the date hereof, Purchaser, for itself and its successors and assigns, hereby covenants and agrees to assume, and hereby does assume, and agrees to discharge, perform, and observe, and to indemnify, defend, and hold Seller harmless from and against the obligations of Seller, as and to the extent arising from and after the date hereof, or pertaining to any period subsequent to the date hereof, as are listed or described on Schedule B, attached hereto and made a part hereof (the "Assumed Liabilities").

                3. Indemnification. Seller shall defend, indemnify, and hold Purchaser harmless against and from (a) all liability to any person, firm, corporation, political subdivision, or other entity for any default by Seller in connection with the Assumed Liabilities to the extent such default occurs prior to the date hereof, and (b) any debt, liability, obligation or contract not expressly assumed by Purchaser hereunder. Purchaser shall defend, indemnify and hold Seller harmless against and from any and all liability to any person, firm, corporation, political subdivision, or other entity for any default by Purchaser in connection with the Assumed Liabilities, to the extent such default occurs on or after the date hereof. The indemnifications set forth herein are in addition to any indemnifications set forth in the Purchase Agreement.

                4. Representations of Seller. All representations and warranties of Seller relating to the Assumed Liabilities contained in the Purchase Agreement are hereby incorporated by reference herein. Seller hereby further represents and warrants to

Purchaser that, as of the effective date of this Agreement, Seller has not received notice of any default by Seller in connection with the Assumed Liabilities, and to the best of Seller's knowledge, information and belief, Seller is not in default in connection with the Assumed Liabilities.

                5. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary from time to time to effectuate the provisions and intent of this Agreement, and, to that end, the parties agree that they will execute any further documents or instruments which may be necessary to give full force and effect to this Agreement or to any of its provisions.

                6. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

                8.       Miscellaneous.   This   Agreement  is  made  and
entered into pursuant to the terms, conditions, and provisions of the Purchase Agreement. Except as otherwise provided herein or except as otherwise required by the context herein, all capitalized terms defined in the Purchase Agreement shall have such defined meanings when used herein.

                IN WITNESS WHEREOF, the parties hereto have caused the due execution of this Assignment and Assumption Agreement, under seal, as of the day and year first above written.

WITNESS:                          GREAT LAKES HOME MEDICAL, INC.


______________________________    By: ___________________________(SEAL)

                                         - SELLER-


WITNESS:                          LIFE CRITICAL CARE CORPORATION


______________________________    By: ___________________________(SEAL)

                                         - PURCHASER-

                                   SCHEDULE A
                                       TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   SCHEDULE B
                                       TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed this _____ day of June, 1996 to be made effective as of the 30th day of May, 1996, by and among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care Corporation.

                                    RECITALS

         The parties are parties to an Asset Purchase Agreement among them dated March 1, 1996 (the "Agreement") and desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

         Section 1. Amendment of Agreement. The provisions of the Agreement are hereby amended as follows:

         (a) Section 1.1 of the Agreement is hereby amended by deleting the date "May 30, 1996" as it appears in the third line thereof and by inserting in lieu thereof the date "November 1, 1996."

         (b) Section 1.4 of the Agreement is hereby amended by deleting the phrase "Four Million Five Hundred Thousand Dollars ($4,500,000)" as it appears in the fourth line thereof and by inserting in lieu thereof the following: "Five Million Five Hundred Thousand Dollars ($5,500,000)."

         (c) Section 1.5 of the Agreement is hereby amended by deleting  clauses
(ii) and (iii) and by inserting the following in lieu thereof:

                  "(ii)    the balance of the Purchase Price shall be paid as
         follows:

                           (a) Three  Million  Seven  Hundred  Thousand  Dollars
                  ($3,700,000) of the Purchase Price, after being reduced by the Deposit, shall be paid by wire transfer of immediately available funds to such bank account as shall be designated by the Seller or by delivery of a cashier's check to the Seller at Closing; and

                           (b) One Million Eight Hundred  Thousand  ($1,800,000)
                  of the Purchase Price (the "Purchase Price Balance") shall be paid by the issuance by Purchaser to Seller of that number of shares of the common stock of Purchaser determined by dividing the amount of the offering price per share of the Common Stock into the Purchase Price Balance (the "Common Stock"), or, if the IPO (as defined in Section 4.1.0 hereof) shall not have been completed at Closing, in cash in lieu of the Common Stock, at the sole discretion of Purchaser and subject to the provisions of Section 4.1.0 hereof.

                  (iii) The Closing shall have been completed on or before November 1, 1996. In addition, Purchaser hereby agrees that if, for any reason other than a material misrepresentation by Seller or a material change in the business of Seller, it does not file with the Securities and Exchange Commission its registration statement for an initial public offering on or before August 15, 1996, then Seller shall be entitled to terminate this Agreement and retain the Deposit. Conforming changes are hereby made to any other affected Section of this Agreement, including without limitation Sections 5.3, 7.2.2 and 7.2.3."

         (d) Section 1.5(v) of the Agreement is hereby amended by adding the following to the end of existing Section 1.5(v): "Any adjustments resulting from this Section 1.5(v) shall be applied to increase or decrease, as applicable, the Common Stock to be delivered pursuant to Section 1.5(ii)((b) hereof, and only if a negative adjustment exceeds $1.8 million will such excess be applied to reductions in the cash portion of the Purchase Price provided for in Section 1.5(ii)(a) hereof."

         (e) Section 4.2.1.1 of the Agreement is hereby amended by deleting existing Section 4.2.1.1 and by inserting in lieu thereof the following:

                  "4.2.1.1. The wire transfer or delivery of a cashier's check in the amount of the cash portion of the Purchase Price, less the amount of the Deposit, and the delivery of the Common Stock."

         (f)      New Section 6.5 is hereby added as follows:

                  "SECTION 6.5. Lock-Up Agreements. Seller warrants that, if required by the underwriter(s) for the IPO, it will enter into any required "lock-up" agreement; provided, however, that Seller will not be required to a lock-up of the Common Stock for a period of time in excess of the shortest period of time agreed to by any other principal stockholder of Purchaser."

         (g)      New Section 3.6 is hereby added as follows:

                  "SECTION 3.6 Material Misstatements or Omissions. Purchaser (for purposes of this Section 3.6, the knowledge of Purchaser shall mean the actual knowledge after reasonable diligence of Amy E. Parker, Vice President of Purchaser) has not knowingly made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate , and not misleading every representation, warranty, schedule, and agreement of Purchaser set forth, described or referred to herein."

         Section 2. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Agreement shall hereafter remain in full force and effect.

         Section 3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one and the same original.

         Section 4. By their execution hereof, the parties hereto hereby agree that this Amendment is voluntarily accepted for the purpose of making a full and final compromise adjustment, settlement and waiver of any and all prior defaults of the Agreement that either has alleged has occurred prior to the execution hereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                            ABC MEDICAL SUPPLY, INC.


                                            By:  _______________________________
                                                  Dennis Phillips, President

                                            LIFE CRITICAL CARE CORPORATION


                                            By:  _______________________________
                                                  Amy E. Parker, Vice President


                                            ____________________________________
                                            Timothy Dillon, Individually


                                            ____________________________________
                                            Dennis Phillips, Individually

                                SECOND AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed this 5th day of September, 1996 to be made effective as of the 15th day of August, 1996, by and among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care Corporation.

                                    RECITALS

         The parties are parties to an Asset Purchase Agreement among them dated March 1, 1996, as amended by a First Amendment to Asset Purchase Agreement dated June 29, 1996 (as amended, the "Agreement") and desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

         Section 1. Amendment of Agreement. The provisions of the Agreement are hereby amended as follows:

         (a) Section 1.1 of the Agreement is hereby amended by deleting the date "November 1, 1996" as it appears in the third line thereof and by inserting in lieu thereof the date "December 31, 1996."

         (b) Section 1.1 of the Agreement is hereby further amended by adding the following at the end of existing Section 1.1:

                  "Closing will take place simultaneously with the closing of the IPO (as defined in Section 4.1.0 hereof)."

         (c) Section 1.5 of the Agreement is hereby amended by deleting  clauses
(ii) and (iii) and by inserting the following in lieu thereof:

                  "(ii)    the balance of the Purchase Price shall be paid as
                  follows:

                           (a) Subject to the  provisions of Section  1.5(ii)(b)
                  hereof, a portion of the Purchase Price shall be paid by the issuance by Purchaser to Seller of 180,000 shares of the common stock of Purchaser (the "Common Stock") which shall be valued at the offering price per share in Purchaser's IPO (as defined in Section 4.1.0 hereof) (e.g., if the offering price per share in the IPO is $10.00, then the amount applied against the Purchase Price shall be $1,800,000); and

                           (b) The balance of the  Purchase  Price,  after being
                  reduced by the Deposit, shall be paid by wire transfer of immediately available funds to such bank account as shall be designated by the Seller or by delivery of a cashier's check to the Seller at Closing; provided, however, that in no event shall the cash portion of the Purchase Price (prior to being reduced by the Deposit) be less than $3,700,000 and, if the offering price per share in the IPO is greater than $10.00, the number of shares to be issued to Seller pursuant to
                  Section 1.5(ii)(a) hereof shall be reduced to that number of shares equal to $1,800,000 divided by the IPO price per share (i.e., if the IPO price per share equals $11.00, the cash portion of the Purchase Price would be $3,700,000, reduced by the Deposit, and the number of shares issued pursuant to
                  Section 1.5(ii)(a) hereof would be 163,636 shares).

                  (iii) The Closing shall have been completed on or before December 31, 1996. In addition, Purchaser hereby agrees that if, for any reason other than a material misrepresentation by Seller or a material change in the business of Seller, it does not file with the Securities and Exchange Commission its registration statement for an initial public offering on or before November 1, 1996, then Seller shall be entitled to terminate this Agreement and retain the Deposit. Any adjustments to the Purchase Price shall be post-Closing adjustments. Conforming changes are hereby made to any other affected Section of this Agreement, including without limitation Sections 5.3, 7.2.2 and 7.2.3."

         (d) Section 1.5(v) of the Agreement is hereby amended by deleting the following from the end of existing Section 1.5(v): "Any adjustments resulting from this Section 1.5(v) shall be applied to increase or decrease, as applicable, the Common Stock to be delivered pursuant to Section 1.5(ii)((b) hereof, and only if a negative adjustment exceeds $1.8 million will such excess be applied to reductions in the cash portion of the Purchase Price provided for in Section 1.5(ii)(a) hereof."

         (e) Section 2.4 of the Agreement is hereby amended by deleting the date "September 30, 1995" from the first line thereof and inserting in lieu thereof the date "June 30, 1996" and by deleting the following phrase from the existing
Section 2.4: ", except as may have been disclosed by Seller to Purchaser in writing prior to Closing."

         (f) Section 2.16 of the Agreement is hereby amended by adding the following at the end of existing Section 2.16:

                  "Seller has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except liabilities, obligations or contingencies that are accrued or reserved against in the June 30, 1996 audited financial statements of Seller or that were incurred since the date of such statements in the ordinary course of business and would not reasonably likely have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of Seller."

         (g)      New Section 6.6 is hereby added as follows:

                  "SECTION  6.6.  Registration  Rights.   Purchaser  shall,  at
                  closing,   enter  into  a Registration  Rights  Agreement
                  pursuant to which Seller shall be granted certain piggyback registration rights with respect to the Common Stock."

         Section 2. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Agreement shall hereafter remain in full force and effect.

         Section 3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one and the same original.

         Section 4. By their execution hereof, the parties hereto hereby agree that this Amendment is voluntarily accepted for the purpose of making a full and final compromise adjustment, settlement and waiver of any and all prior defaults of the Agreement that either has alleged has occurred prior to the execution hereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                          ABC MEDICAL SUPPLY, INC.


                                          By:  ________________________________
                                               Dennis Phillips, President


                                          LIFE CRITICAL CARE CORPORATION


                                          By:  ________________________________
                                               Amy E. Parker, Vice President


                                          ____________________________________
                                          Timothy Dillon, Individually


                                          ____________________________________
                                          Dennis Phillips, Individually

                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed this _____ day of June, 1996 to be made effective as of the 30th day of May, 1996, by and among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care Corporation.

                                    RECITALS

         The parties are parties to an Asset Purchase Agreement among them dated March 1, 1996 (the "Agreement") and desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

         Section 1. Amendment of Agreement. The provisions of the Agreement are hereby amended as follows:

         (a) Section 1.1 of the Agreement is hereby amended by deleting the date "May 30, 1996" as it appears in the third line thereof and by inserting in lieu thereof the date "November 1, 1996."

         (b) Section 1.4 of the Agreement is hereby amended by deleting the phrase "Eight Million Seven Hundred Ninety Thousand Dollars ($8,790,000)" as it appears in the fourth line thereof and by inserting in lieu thereof the following: "Six Million Four Hundred Fifty-One Thousand Two
Hundred  and  Fifty-Four  Dollars ($6,451,254)."

         (c) Section 1.5 of the Agreement is hereby amended by deleting clause (i) and by inserting the following in lieu thereof:

                  "(i)     The Purchase Price shall be paid as follows:

                           (a) Seventy-Five Percent (75%) of the Purchase Price,
                  after being reduced by the Deposit, shall be paid by wire transfer of immediately available funds to such bank account as shall be designated by the Seller or by delivery of a cashier's check to the Seller at Closing; and

                           (b) Twenty-Five Percent (25%) of the Purchase Price (the "Purchase Price Balance") shall be paid by the issuance by Purchaser to Seller of that number of shares of the common stock of Purchaser determined by dividing the amount of the offering price per share of the Common Stock less the underwriters' discount into the Purchase Price Balance (the "Common Stock"), or, if the IPO (as defined in Section 4.1.0 hereof) shall not have been completed at Closing, in cash in lieu of the Common Stock, at the sole discretion of Purchaser and subject to the provisions of Section 4.1.0 hereof."

         (d)      Section 1.5(iv) of the Agreement is hereby deleted.

         (e) Section 1.5(v) is hereby deleted and the following inserted in lieu thereof:

                  "(v) As a result of an extension to this Agreement, Purchaser has paid to Seller a deposit of $50,000 (the "Deposit") which shall be applied to the cash portion of the Purchase Price at Closing."

         (f) New Section 1.5(vi) is hereby added to the Agreement as follows:

                  "(iii) The Closing shall have been completed on or before November 1, 1996, subject to any extension(s) thereto solely as a result of market conditions for an initial public offering by Purchaser. In addition, Purchaser hereby agrees that if, for any reason other than a material misrepresentation by Seller or a material change in the business of Seller, it does not file with the Securities and Exchange Commission its registration statement for an initial public offering on or before August 15, 1996, then Seller shall be entitled to terminate this Agreement and retain the Deposit. Conforming changes are hereby made to any other affected Section of this Agreement, including without limitation Sections 7.2.2 and 7.2.3."

         (g) Section 4.2.1.1 of the Agreement is hereby amended by deleting existing Section 4.2.1.1 and by inserting in lieu thereof the following:

                  "4.2.1.1. The wire transfer or delivery of a cashier's check in the amount of 75% of the Purchase Price, less the amount of the Deposit, and the delivery of the Common Stock."

         (h)      New Section 6.5 is hereby added as follows:

                  "SECTION 6.5. Lock-Up Agreements. Seller warrants that, if required by the underwriter(s) for the IPO, it will enter into any required "lock-up" agreement; provided, however, that Seller will not be required to a lock-up of the Common Stock for a period of time in excess of the shortest period of time agreed to by any other principal stockholder of Purchaser and further provided, however, that the period of any such lock-up will not exceed the periods provided under Rule 144 and Rule 145 allowing for the resale of restricted stock."

         Section 2. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Agreement shall hereafter remain in full force and effect.

         Section 3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one and the same original.

         Section 4. By their execution hereof, the parties hereto hereby agree that this Amendment is voluntarily accepted for the purpose of making a full and final compromise adjustment, settlement and waiver of any and all prior defaults of the Agreement that either has alleged has occurred prior to the execution hereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                        GREAT LAKES HOME MEDICAL, INC.


                                        By:  _________________________________
                                             Michael E. Belleau, President

                                        LIFE CRITICAL CARE CORPORATION


                                        By:  _______________________________
                                             Amy E. Parker, Vice President


                                        ____________________________________
                                        Michael E. Belleau, Individually


                                        ____________________________________
                                        James Bickel, Individually


                                        ____________________________________
                                        Thomas Mainhardt, Individually

                                SECOND AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is executed this 20th day of September, 1996 to be made effective as of the 15th day of August, 1996, by and among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care Corporation.

                                    RECITALS

         The parties are parties to an Asset Purchase Agreement among them dated March 1, 1996, as amended by a First Amendment to Asset Purchase Agreement dated June 24, 1996 (as amended, the "Agreement") and desire to amend the Agreement as set forth herein.

         NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual entry into this Amendment by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

         Section 1. Amendment of Agreement. The provisions of the Agreement are hereby amended as follows:

         (a) Section 1.1 of the Agreement is hereby amended by deleting the date "November 1, 1996" as it appears in the third line thereof and by inserting in lieu thereof the date "December 31, 1996."

         (b) Section 1.1 of the Agreement is hereby further amended by adding the following at the end of existing Section 1.1:

                  "Closing will take place simultaneously with the closing of the IPO (as defined in Section 4.1.0 hereof)."

         (c)      Section  1.5(vi) is hereby  amended by deleting  existing
Section  1.5(vi) and by inserting  the following in lieu thereof:

                  "(vi) The Closing shall have been completed on or before December 31, 1996. Purchaser shall file its initial registration statement to be used in connection with the IPO no later than November 1, 1996. Conforming changes are hereby made to any other affected Sections of this Agreement, including without limitation Sections 7.2.2 and 7.2.3."

         (d) Section 2.16 of the Agreement is hereby amended by adding the following at the end of existing Section 2.16:

                  "Seller has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except liabilities, obligations or contingencies that are accrued or reserved against in the Statements or that were incurred since the date of the Statements in the ordinary course of business and would not reasonably likely have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of Seller."

         (e) Section 4.2.1.1 of the Agreement is hereby amended by deleting existing Section 4.2.1.1 and by inserting in lieu thereof the following:

                  "4.2.1.1. The wire transfer or delivery of a cashier's check in the amount of the cash portion of the Purchase Price, less the amount of the Deposit, and the delivery of the Common Stock."

         (f)      New Section 5.6 is hereby added as follows:

                  "SECTION 5.6 Cooperation. Seller agrees reasonably to cooperate with Purchaser in its IPO (as defined in Section
                  4.1.0 hereof)."

         (g)      New Section 6.6 is hereby added as follows:

                  "SECTION  6.6.  Registration  Rights.   Purchaser  shall,  at
                  closing,   enter  into  a Registration  Rights  Agreement
                  pursuant to which Seller shall be granted certain piggyback registration rights with respect to the Common Stock."

         Section 2. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Agreement shall hereafter remain in full force and effect.

         Section 3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one and the same original.

         Section 4. By their execution hereof, the parties hereto hereby agree that this Amendment is voluntarily accepted for the purpose of making a full and final compromise adjustment, settlement and waiver of any and all prior defaults of the Agreement that either has alleged has occurred prior to the execution hereof.

         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

                                         GREAT LAKES HOME MEDICAL, INC.


                                         By:  _______________________________
                                              Michael E. Belleau, President


                                         LIFE CRITICAL CARE CORPORATION


                                         By:  ______________________________
                                              Amy E. Parker, Vice President


                                         ____________________________________
                                         Michael E. Belleau, Individually


                                         ____________________________________
                                         James Bickel, Individually


                                         ____________________________________
                                         Thomas Mainhardt, Individually